Exhibit 99

NEWS

MARRIOTT INTERNATIONAL REPORTS OUTSTANDING SECOND QUARTER 2022 RESULTS AND RESUMES SHARE REPURCHASES

•Second quarter 2022 comparable systemwide constant dollar RevPAR increased 70.6 percent worldwide, 66.1 percent in the U.S. & Canada, and 87.8 percent in international markets, compared to the 2021 second quarter;

•Second quarter 2022 comparable systemwide constant dollar RevPAR declined 2.9 percent worldwide and 14.1 percent in international markets, while RevPAR increased 1.3 percent in the U.S. & Canada, compared to the 2019 second quarter;

•Second quarter reported diluted EPS totaled $2.06, compared to reported diluted EPS of $1.28 in the year-ago quarter. Second quarter adjusted diluted EPS totaled $1.80, compared to second quarter 2021 adjusted diluted EPS of $0.79;

•Second quarter reported net income totaled $678 million, compared to reported net income of $422 million in the year-ago quarter. Second quarter adjusted net income totaled $593 million, compared to second quarter 2021 adjusted net income of $260 million;

•Adjusted EBITDA totaled $1,019 million in the 2022 second quarter, compared to second quarter 2021 adjusted EBITDA of $558 million;

•The company added roughly 17,000 rooms globally during the second quarter, including approximately 9,200 rooms in international markets and nearly 4,400 conversion rooms;

•At quarter end, Marriott’s worldwide development pipeline totaled nearly 2,950 properties and more than 495,000 rooms, including roughly 27,400 rooms approved, but not yet subject to signed contracts. Approximately 203,300 rooms in the pipeline were under construction as of the end of the 2022 second quarter;

•Marriott resumed share repurchases in the second quarter, repurchasing 1.9 million shares of the company’s common stock for $300 million. Year-to-date through July 29, the company has repurchased 2.9 million shares for $448 million.

BETHESDA, MD – August 2, 2022 - Marriott International, Inc. (NASDAQ: MAR) today reported second quarter 2022 results.

Anthony Capuano, Chief Executive Officer, said, “Marriott’s second quarter results highlight consumers’ love for travel. We reported outstanding results, as momentum in global lodging recovery continued. With demand increasing across all customer segments throughout the quarter, and nearly all countries easing travel restrictions, worldwide RevPAR1 surpassed 2019 levels in June. Second quarter average daily rate was robust, at 7 percent above 2019 levels, and worldwide occupancy reached 68 percent.

“In the U.S. & Canada, June RevPAR increased 3 percent compared to 2019. Among customer segments, group RevPAR saw the most meaningful acceleration in the second quarter, down just 1 percent to 2019 in June, compared to down nearly 30 percent in the first quarter. We have not seen signs of leisure travel abating, with leisure roomnights in the region more than 15 percent higher than second quarter 2019, and ADR meaningfully outpacing pre-pandemic levels. Europe also experienced notably strong RevPAR recovery, in large part due to the return of international visitors, with June RevPAR exceeding 2019.

“Marriott Bonvoy hit 169 million members by quarter’s end. As our loyal guests get back on the road, penetration in the U.S. stood at 59 percent in the second quarter, topping 2019. Members are increasingly engaging with us during and outside of hotel stays. Second quarter co-brand credit card fees increased nearly 40 percent year over year, driven by continued strength in global cardholder acquisitions and cardholder spend, both of which achieved record levels in the quarter.

“On the development front, signing activity has accelerated in 2022, setting a second quarter record. We signed 23,000 rooms around the world in the second quarter, nearly 30 percent of which were conversions from competitor brands. Conversions continue to be a meaningful growth driver, comprising roughly 25 percent of room additions in the quarter.

“I am proud of the remarkable work our team has accomplished since the beginning of the pandemic. This has been the most challenging period in our company’s history, but the resiliency of our associates and our business model have never been more evident. With our robust cash flow and profits, we resumed share repurchases during the second quarter, in addition to paying a cash dividend. Looking ahead, we are optimistic about our financial outlook and strong cash generation and expect to return more than $2.2 billion to shareholders through dividends and share repurchases in 2022.”

Second Quarter 2022 Results
Marriott’s reported operating income totaled $950 million in the 2022 second quarter, compared to 2021 second quarter reported operating income of $486 million. Reported net income totaled $678 million in the 2022 second quarter, compared to 2021 second quarter reported net income of $422 million. Reported diluted earnings per share (EPS) totaled $2.06 in the quarter, compared to reported diluted EPS of $1.28 in the year-ago quarter.

1 All occupancy, Average Daily Rate (ADR) and RevPAR statistics and estimates are systemwide constant dollar and include hotels that have been temporarily closed due to COVID-19. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2022 and 2021 reflect properties that are comparable in both years. Occupancy, ADR and RevPAR comparisons between 2022 and 2019 reflect properties that are defined as comparable as of June 30, 2022, even if they were not open and operating for the full year 2019 or they did not meet all the other criteria for comparable in 2019. Unless otherwise stated, all comparison to pre-pandemic or 2019 are comparing to the same time period each year.

Adjusted operating income in the 2022 second quarter totaled $857 million, compared to 2021 second quarter adjusted operating income of $406 million.

Second quarter 2022 adjusted net income totaled $593 million, compared to 2021 second quarter adjusted net income of $260 million. Adjusted diluted EPS in the 2022 second quarter totaled $1.80, compared to adjusted diluted EPS of $0.79 in the year-ago quarter. The 2022 second quarter adjusted results excluded $11 million after-tax ($0.03 per share) of gains on investees’ property sales and a $2 million after-tax ($0.01 per share) gain on an asset disposition. The 2021 second quarter adjusted results excluded special tax items of $98 million ($0.30 per share).

Adjusted results also excluded cost reimbursement revenue, reimbursed expenses and restructuring, merger-related charges, and other expenses. See pages A-3 and A-12 for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Base management and franchise fees totaled $938 million in the 2022 second quarter, compared to base management and franchise fees of $587 million in the year-ago quarter. The year-over-year increase in these fees is primarily attributable to RevPAR increases due to the ongoing recovery in lodging demand, as well as unit growth. Other non-RevPAR related franchise fees in the 2022 second quarter totaled $204 million, compared to $160 million in the year-ago quarter, aided by $40 million of higher credit card branding fees.

Incentive management fees totaled $135 million in the 2022 second quarter, compared to $55 million in the 2021 second quarter. More than one half of the incentive management fees recognized in the quarter were earned at hotels in the U.S. & Canada.

Owned, leased, and other revenue, net of direct expenses, totaled $83 million in the 2022 second quarter, compared to $19 million in the year-ago quarter. The $64 million increase in revenue net of expenses year over year largely reflects the ongoing recovery in lodging demand.

General, administrative, and other expenses for the 2022 second quarter totaled $231 million, compared to $187 million in the year-ago quarter. The year-over-year increase primarily reflects higher incentive compensation.

Interest expense, net, totaled $89 million in the second quarter compared to $102 million in the year-ago quarter. The decrease is largely due to lower interest expense associated with lower debt balances.

Equity in earnings/losses for the second quarter totaled $15 million of earnings, compared to an $8 million loss in the year-ago quarter. The improvement largely reflects $13 million of gains on joint ventures’ sales of hotels and improved results at joint venture properties due to the ongoing recovery in lodging demand.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,019 million in the 2022 second quarter, compared to second quarter 2021 adjusted EBITDA of $558 million. See page A-12 for the adjusted EBITDA calculation.

Selected Performance Information
The company added 97 properties (16,917 rooms) to its worldwide lodging portfolio during the 2022 second quarter, including nearly 4,400 rooms converted from competitor brands and approximately 9,200 rooms in international markets. Twenty-five properties (3,661 rooms) exited the system during the quarter. At quarter end, Marriott’s global lodging system totaled more than 8,100 properties, with over 1,500,000 rooms.

At quarter end, the company’s worldwide development pipeline totaled 2,942 properties with more than 495,000 rooms, including 1,014 properties with approximately 203,300 rooms, or 41 percent of the pipeline, under construction and 197 properties with roughly 27,400 rooms approved for development, but not yet subject to signed contracts.

In the 2022 second quarter, worldwide RevPAR increased 70.6 percent (a 69.1 percent increase using actual dollars) compared to the 2021 second quarter. RevPAR in the U.S. & Canada increased 66.1 percent (a 66.0 percent increase using actual dollars), and RevPAR in international markets increased 87.8 percent (an 80.4 percent increase using actual dollars).

Balance Sheet
At quarter end, Marriott’s net debt was $8.3 billion, representing total debt of $8.8 billion less cash and cash equivalents of $0.5 billion. At year-end 2021, the company’s net debt was $8.7 billion, representing total debt of $10.1 billion less cash and cash equivalents of $1.4 billion.

Marriott Common Stock
The company repurchased 1.9 million shares of common stock in the 2022 second quarter for $300 million at an average price of $157.38 per share. Year-to-date through July 29, the company has repurchased 2.9 million shares for $448 million at an average price of $152.99 per share.

2022 Outlook

	Third Quarter 2022 vs Third Quarter 2019	Full Year 2022 vs Full Year 2019
Comparable systemwide constant $ RevPAR
Worldwide	flat to +3%	-6% to -3%
U.S. & Canada	+1% to +4%	-3% to flat
International	-3% to flat	-13% to -10%

Year-End 2022 vs Year-End 2021
Gross Rooms Growth		Approaching 5%
Deletions[1]		1.5% to 2%
Net rooms growth		3% to 3.5%

($ in millions, except EPS)	Third Quarter 2022	Full Year 2022
Gross fee revenues	$1,010 to $1,050	$3,930 to $4,030
Owned, leased, and other revenue, net of direct expenses	Approx. $60	Approx. $285
General, administrative, and other expenses[2]	$235 to $230	$900 to $890
Adjusted EBITDA[3,4]	$927 to $972	$3,682 to $3,792
Adjusted EPS - diluted[4,5]	$1.59 to $1.69	$6.33 to $6.59
Investment spending[6]		$600 to $650
Capital return to shareholders[7]		More than $2,200

1The increase in expected deletions compared to the company’s prior expectation is due to the company’s suspension of its operations in Russia.
2 The change in expected expense compared to the company’s prior expectation primarily reflects an increase in incentive compensation.
3 See pages A-13 & A-14 for the adjusted EBITDA calculation.
4 Adjusted EBITDA and Adjusted EPS – diluted for third quarter and full year 2022 do not include cost reimbursement revenue, reimbursed expenses, or restructuring, merger-related charges, and other expenses, which the company cannot accurately forecast, and which may be significant, and do not reflect any asset sales that may occur during the remainder of the year. Adjusted EPS - diluted for full year 2022 excludes impairments, gains on investees’ property sales, and gains on asset dispositions reported in the first half of 2022. See page A-3 for the Adjusted EPS - diluted calculation for the first half of 2022.
5 Assumes the level of capital return to shareholders noted above.
6 Investment spending includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities. The decline in expected investment spending compared to the company’s prior expectation reflects lower maintenance capital spending.
7 Assumes the level of investment spending noted above and no asset sales that may occur during the remainder of the year.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, August 2, 2022, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until August 2, 2023.

The telephone dial-in number for the conference call is US Toll Free: 800-891-3968, or Global: +1 785-424-1675. The conference ID is MAR2Q22. A telephone replay of the conference call will be available from 1:00 p.m. ET, Tuesday, August 2, 2022, until 8:00 p.m. ET, Tuesday, August 9, 2022. To access the replay, call US Toll Free: 800-753-8831 or Global: +1 402-220-0687.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of August 2, 2022. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to the possible effects on our business of the COVID-19 pandemic (COVID-19); our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; travel and lodging demand trends and expectations; occupancy, ADR and RevPAR recovery trends and expectations; future performance of the company's hotels; our development pipeline, signings, rooms growth, deletions and conversions; our investment spending and capital return expectations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we identify in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of more than 8,100 properties under 30 leading brands spanning 139 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly-awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

CONTACTS:
Melissa Froehlich Flood
Corporate Relations
(301) 380-4839
newsroom@marriott.com

Jackie Burka McConagha
Investor Relations
(301) 380-5126
jackie.mcconagha@marriott.com

Betsy Dahm
Investor Relations
(301) 380-3372
betsy.dahm@marriott.com

IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER 2022 AND 2021
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	June 30, 2022	June 30, 2021	Reported 2022 vs. 2021
REVENUES
Base management fees	$269	$156	72
Franchise fees [1]	669	431	55
Incentive management fees	135	55	145
Gross Fee Revenues	1,073	642	67
Contract investment amortization [2]	(19)	(18)	(6)
Net Fee Revenues	1,054	624	69
Owned, leased, and other revenue [3]	364	187	95
Cost reimbursement revenue [4]	3,920	2,338	68
Total Revenues	5,338	3,149	70

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	281	168	(67)
Depreciation, amortization, and other [6]	49	50	2
General, administrative, and other [7]	231	187	(24)
Restructuring, merger-related charges, and other	—	3	100
Reimbursed expenses [4]	3,827	2,255	(70)
Total Expenses	4,388	2,663	(65)

OPERATING INCOME	950	486	95

Gains and other income, net [8]	2	5	(60)
Interest expense	(95)	(109)	13
Interest income	6	7	(14)
Equity in earnings (losses) [9]	15	(8)	288

INCOME BEFORE INCOME TAXES	878	381	130

(Provision) benefit for income taxes	(200)	41	(588)

NET INCOME	$678	$422	61

EARNINGS PER SHARE
Earnings per share - basic	$2.06	$1.29	60
Earnings per share - diluted	$2.06	$1.28	61

Basic Shares	328.2	327.1
Diluted Shares	329.5	329.1

1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in earnings (losses) include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER YEAR-TO-DATE 2022 AND 2021
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Six Months Ended	Six Months Ended	Better/(Worse)
	June 30, 2022	June 30, 2021	Reported 2022 vs. 2021
REVENUES
Base management fees	$482	$262	84
Franchise fees [1]	1,169	737	59
Incentive management fees	237	88	169
Gross Fee Revenues	1,888	1,087	74
Contract investment amortization [2]	(43)	(35)	(23)
Net Fee Revenues	1,845	1,052	75
Owned, leased, and other revenue [3]	626	295	112
Cost reimbursement revenue [4]	7,066	4,118	72
Total Revenues	9,537	5,465	75

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	478	303	(58)
Depreciation, amortization, and other [6]	97	102	5
General, administrative, and other [7]	439	398	(10)
Restructuring, merger-related charges, and other	9	4	(125)
Reimbursed expenses [4]	7,006	4,088	(71)
Total Expenses	8,029	4,895	(64)

OPERATING INCOME	1,508	570	165

Gains and other income, net [8]	6	6	—
Interest expense	(188)	(216)	13
Interest income	11	14	(21)
Equity in earnings (losses) [9]	17	(20)	185

INCOME BEFORE INCOME TAXES	1,354	354	282

(Provision) benefit for income taxes	(299)	57	(625)

NET INCOME	$1,055	$411	157

EARNINGS PER SHARE
Earnings per share - basic	$3.21	$1.26	155
Earnings per share - diluted	$3.20	$1.25	156

Basic Shares	328.3	326.9
Diluted Shares	329.8	329.0

1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in earnings (losses) include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	Percent Better/(Worse)	June 30, 2022	June 30, 2021	Percent Better/(Worse)
Total revenues, as reported	$5,338	$3,149		$9,537	$5,465
Less: Cost reimbursement revenue	(3,920)	(2,338)		(7,066)	(4,118)
Add: Impairments [1]	—	—		5	—
Adjusted total revenues **	1,418	811		2,476	1,347

Operating income, as reported	950	486		1,508	570
Less: Cost reimbursement revenue	(3,920)	(2,338)		(7,066)	(4,118)
Add: Reimbursed expenses	3,827	2,255		7,006	4,088
Add: Restructuring, merger-related charges, and other	—	3		9	4
Add: Impairments [1]	—	—		5	—
Adjusted operating income **	857	406	111%	1,462	544	169%

Operating income margin	18%	15%		16%	10%
Adjusted operating income margin **	60%	50%		59%	40%

Net income, as reported	678	422		1,055	411
Less: Cost reimbursement revenue	(3,920)	(2,338)		(7,066)	(4,118)
Add: Reimbursed expenses	3,827	2,255		7,006	4,088
Add: Restructuring, merger-related charges, and other	—	3		9	4
Add: Impairments [2]	—	—		11	4
Less: Gains on investees’ property sales [3]	(13)	—		(21)	—
Less: Gain on asset dispositions[4]	(2)	—		(2)	—
Income tax effect of above adjustments	23	16		14	3
Less: Income tax special items	—	(98)		—	(98)
Adjusted net income **	$593	$260	128%	$1,006	$294	242%

Diluted earnings per share, as reported	$2.06	$1.28		$3.20	$1.25
Adjusted diluted earnings per share**	$1.80	$0.79	128%	$3.05	$0.89	243%

**Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1 Six months ended June 30, 2022 includes impairment charges reported in Contract investment amortization of $5 million.

2 Six months ended June 30, 2022 includes impairment charges reported in Contract investment amortization of $5 million and Equity in earnings (losses) of $6 million. Six months ended June 30, 2021 includes impairment charges reported in Equity in earnings (losses) of $4 million.

3 Gains on investees’ property sales reported in Equity in earnings (losses).

4 Gain on asset dispositions reported in Gains and other income, net.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of June 30, 2022

	US & Canada		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Managed	633	216,227	1,327	337,992	1,960	554,219
Marriott Hotels	108	58,565	189	55,188	297	113,753
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	26	21,338	181	61,338	207	82,676
Courtyard	169	27,259	108	23,421	277	50,680
Westin	40	21,865	76	23,543	116	45,408
JW Marriott	21	12,724	66	24,266	87	36,990
The Ritz-Carlton	38	11,398	68	17,149	106	28,547
The Ritz-Carlton Serviced Apartments	—	—	5	715	5	715
Renaissance	24	10,607	56	17,476	80	28,083
Four Points	1	134	80	22,336	81	22,470
Le Méridien	1	100	70	19,524	71	19,624
W Hotels	22	6,262	38	10,236	60	16,498
W Hotels Serviced Apartments	—	—	1	160	1	160
Residence Inn	76	12,199	9	1,116	85	13,315
St. Regis	10	1,968	39	9,114	49	11,082
St. Regis Serviced Apartments	—	—	1	70	1	70
The Luxury Collection	6	2,296	47	8,269	53	10,565
Aloft	2	505	44	9,735	46	10,240
Gaylord Hotels	6	10,220	—	—	6	10,220
AC Hotels by Marriott	7	1,165	70	8,613	77	9,778
Fairfield by Marriott	6	1,431	59	7,929	65	9,360
Delta Hotels	25	6,770	2	477	27	7,247
Autograph Collection	8	2,508	18	2,579	26	5,087
Marriott Executive Apartments	—	—	34	4,866	34	4,866
SpringHill Suites	25	4,241	—	—	25	4,241
EDITION	4	1,207	10	2,216	14	3,423
Protea Hotels	—	—	27	3,296	27	3,296
Element	2	640	12	2,273	14	2,913
Moxy	—	—	5	887	5	887
TownePlace Suites	6	825	—	—	6	825
Tribute Portfolio	—	—	6	604	6	604
Bulgari	—	—	5	442	5	442
Franchised	5,065	728,380	831	169,136	5,896	897,516
Courtyard	855	113,979	111	20,930	966	134,909
Fairfield by Marriott	1,125	105,858	42	7,093	1,167	112,951
Residence Inn	770	91,959	23	3,155	793	95,114
Marriott Hotels	232	73,751	61	17,791	293	91,542
Sheraton	153	47,828	70	20,238	223	68,066
SpringHill Suites	499	57,771	—	—	499	57,771
TownePlace Suites	475	48,424	—	—	475	48,424
Autograph Collection	135	26,666	99	21,262	234	47,928
Westin	91	30,818	26	7,717	117	38,535
Four Points	157	23,761	62	10,336	219	34,097
Renaissance	62	17,681	30	7,910	92	25,591
Aloft	149	21,411	20	3,265	169	24,676
AC Hotels by Marriott	97	16,004	40	7,422	137	23,426
Moxy	26	4,913	80	15,154	106	20,067
Delta Hotels	60	13,784	11	2,557	71	16,341
The Luxury Collection	12	3,188	55	9,959	67	13,147
Element	75	10,028	2	269	77	10,297
Tribute Portfolio	45	7,019	24	3,020	69	10,039
Le Méridien	24	5,548	17	4,419	41	9,967
JW Marriott	13	6,247	11	2,714	24	8,961
Protea Hotels	—	—	34	2,636	34	2,636
Design Hotels	9	1,313	10	1,062	19	2,375
The Ritz-Carlton	1	429	—	—	1	429
Bulgari	—	—	2	161	2	161
Marriott Executive Apartments	—	—	1	66	1	66

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of June 30, 2022

	US & Canada		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Owned/Leased	26	6,483	38	9,199	64	15,682
Courtyard	19	2,814	4	884	23	3,698
Marriott Hotels	2	1,308	6	2,064	8	3,372
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Westin	1	1,073	—	—	1	1,073
Protea Hotels	—	—	5	912	5	912
Renaissance	1	317	2	505	3	822
Autograph Collection[1]	—	—	6	576	6	576
The Ritz-Carlton	—	—	2	550	2	550
JW Marriott	—	—	1	496	1	496
The Luxury Collection[2]	—	—	4	417	4	417
Residence Inn	1	192	1	140	2	332
St. Regis	—	—	1	160	1	160
Residences	66	6,935	42	3,691	108	10,626
The Ritz-Carlton Residences	39	4,317	14	1,131	53	5,448
St. Regis Residences	10	1,082	9	1,065	19	2,147
W Residences	10	1,089	6	546	16	1,635
Bulgari Residences	—	—	5	514	5	514
Westin Residences	3	266	1	9	4	275
Marriott Hotels Residences	—	—	2	246	2	246
The Luxury Collection Residences	1	91	3	115	4	206
EDITION Residences	3	90	—	—	3	90
Sheraton Residences	—	—	1	50	1	50
Le Méridien Residences	—	—	1	15	1	15
Timeshare*	72	18,839	20	3,862	92	22,701
Grand Total	5,862	976,864	2,258	523,880	8,120	1,500,744

*Timeshare property and room counts are included on this table in their geographical locations. For external reporting purposes, these counts are captured within “Unallocated corporate and other.”
[1] Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.

[2] Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of June 30, 2022

	US & Canada		Total International		Total Worldwide
Total Systemwide	Units	Rooms	Units	Rooms	Units	Rooms
Luxury	192	53,167	395	91,130	587	144,297
JW Marriott	34	18,971	78	27,476	112	46,447
The Ritz-Carlton	39	11,827	70	17,699	109	29,526
The Ritz-Carlton Residences	39	4,317	14	1,131	53	5,448
The Ritz-Carlton Serviced Apartments	—	—	5	715	5	715
The Luxury Collection[1]	18	5,484	106	18,645	124	24,129
The Luxury Collection Residences	1	91	3	115	4	206
W Hotels	24	7,041	40	10,901	64	17,942
W Residences	10	1,089	6	546	16	1,635
W Hotels Serviced Apartments	—	—	1	160	1	160
St. Regis	10	1,968	40	9,274	50	11,242
St. Regis Residences	10	1,082	9	1,065	19	2,147
St. Regis Serviced Apartments	—	—	1	70	1	70
EDITION	4	1,207	10	2,216	14	3,423
EDITION Residences	3	90	—	—	3	90
Bulgari	—	—	7	603	7	603
Bulgari Residences	—	—	5	514	5	514
Full-Service	1,056	359,345	1,005	277,086	2,061	636,431
Marriott Hotels	342	133,624	256	75,043	598	208,667
Marriott Hotels Residences	—	—	2	246	2	246
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	179	69,166	255	83,406	434	152,572
Sheraton Residences	—	—	1	50	1	50
Westin	132	53,756	102	31,260	234	85,016
Westin Residences	3	266	1	9	4	275
Renaissance	87	28,605	88	25,891	175	54,496
Autograph Collection[2]	143	29,174	123	24,417	266	53,591
Le Méridien	25	5,648	87	23,943	112	29,591
Le Méridien Residences	—	—	1	15	1	15
Delta Hotels	85	20,554	13	3,034	98	23,588
Tribute Portfolio	45	7,019	30	3,624	75	10,643
Gaylord Hotels	6	10,220	—	—	6	10,220
Marriott Executive Apartments	—	—	35	4,932	35	4,932
Design Hotels	9	1,313	10	1,062	19	2,375
Limited-Service	4,542	545,513	838	151,802	5,380	697,315
Courtyard	1,043	144,052	223	45,235	1,266	189,287
Fairfield by Marriott	1,131	107,289	101	15,022	1,232	122,311
Residence Inn	847	104,350	33	4,411	880	108,761
SpringHill Suites	524	62,012	—	—	524	62,012
Four Points	158	23,895	142	32,672	300	56,567
TownePlace Suites	481	49,249	—	—	481	49,249
Aloft	151	21,916	64	13,000	215	34,916
AC Hotels by Marriott	104	17,169	110	16,035	214	33,204
Moxy	26	4,913	85	16,041	111	20,954
Element	77	10,668	14	2,542	91	13,210
Protea Hotels	—	—	66	6,844	66	6,844
Timeshare*	72	18,839	20	3,862	92	22,701
Grand Total	5,862	976,864	2,258	523,880	8,120	1,500,744

*Timeshare property and room counts are included on this table in their geographical locations. For external reporting purposes, these counts are captured within “Unallocated corporate and other.”
[1] Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.

[2] Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended June 30, 2022 and June 30, 2021
	REVPAR		Occupancy			Average Daily Rate
Brand	2022	vs. 2021	2022	vs. 2021		2022	vs. 2021
JW Marriott	$231.91	85.6%	72.3%	24.7%	pts.	$320.80	22.2%
The Ritz-Carlton	$362.15	56.9%	69.9%	21.0%	pts.	$517.87	9.8%
W Hotels	$255.22	91.5%	70.4%	27.8%	pts.	$362.60	15.9%
Composite US & Canada Luxury[1]	$302.00	76.2%	71.5%	24.9%	pts.	$422.63	14.9%
Marriott Hotels	$163.82	145.4%	71.7%	31.0%	pts.	$228.51	39.4%
Sheraton	$159.10	161.9%	69.5%	35.5%	pts.	$228.90	28.3%
Westin	$184.25	125.2%	72.7%	30.9%	pts.	$253.54	29.3%
Composite US & Canada Premium[2]	$164.67	146.7%	71.1%	32.6%	pts.	$231.45	33.6%
US & Canada Full-Service[3]	$194.18	117.6%	71.2%	30.9%	pts.	$272.67	23.0%
Courtyard	$111.38	69.3%	70.2%	12.2%	pts.	$158.75	40.0%
Residence Inn	$149.16	45.3%	80.2%	8.7%	pts.	$186.01	29.6%
Composite US & Canada Limited-Service[4]	$122.92	63.3%	73.4%	12.1%	pts.	$167.51	36.3%
US & Canada - All[5]	$177.42	106.4%	71.7%	26.5%	pts.	$247.36	30.1%

Comparable Systemwide US & Canada Properties
	Three Months Ended June 30, 2022 and June 30, 2021
	REVPAR		Occupancy			Average Daily Rate
Brand	2022	vs. 2021	2022	vs. 2021		2022	vs. 2021
JW Marriott	$228.46	82.0%	73.4%	24.5%	pts.	$311.06	21.2%
The Ritz-Carlton	$358.57	58.6%	70.0%	21.5%	pts.	$512.40	9.9%
W Hotels	$255.22	91.5%	70.4%	27.8%	pts.	$362.60	15.9%
Composite US & Canada Luxury[1]	$287.44	77.4%	72.0%	24.8%	pts.	$399.28	16.3%
Marriott Hotels	$138.67	103.8%	68.9%	24.6%	pts.	$201.20	30.9%
Sheraton	$119.85	112.0%	65.6%	24.5%	pts.	$182.65	33.0%
Westin	$164.16	113.9%	71.5%	28.0%	pts.	$229.44	30.1%
Composite US & Canada Premium[2]	$143.42	102.9%	69.0%	25.3%	pts.	$208.00	28.5%
US & Canada Full-Service[3]	$160.25	97.0%	69.3%	25.2%	pts.	$231.22	25.2%
Courtyard	$112.24	52.6%	72.3%	11.6%	pts.	$155.31	28.1%
Residence Inn	$127.70	33.5%	79.9%	6.1%	pts.	$159.82	23.2%
Fairfield by Marriott	$93.87	33.9%	72.9%	7.4%	pts.	$128.84	20.3%
Composite US & Canada Limited-Service[4]	$110.59	42.5%	74.6%	9.0%	pts.	$148.28	25.3%
US & Canada - All[5]	$131.53	66.1%	72.4%	15.9%	pts.	$181.79	29.7%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended June 30, 2022 and June 30, 2021
	REVPAR		Occupancy			Average Daily Rate
Region	2022	vs. 2021	2022	vs. 2021		2022	vs. 2021
Greater China	$44.13	-44.9%	43.1%	-21.5%	pts.	$102.42	-17.3%
Asia Pacific excluding China	$79.22	156.3%	58.6%	28.9%	pts.	$135.16	29.8%
Caribbean & Latin America	$126.33	76.6%	60.8%	20.2%	pts.	$207.76	17.8%
Europe	$164.92	357.5%	69.6%	46.5%	pts.	$237.13	51.9%
Middle East & Africa	$106.13	60.7%	60.3%	14.5%	pts.	$175.94	22.0%

International - All[1]	$91.80	64.4%	56.2%	13.4%	pts.	$163.23	25.1%

Worldwide[2]	$130.20	87.7%	63.2%	19.3%	pts.	$206.07	30.4%

Comparable Systemwide International Properties
	Three Months Ended June 30, 2022 and June 30, 2021
	REVPAR		Occupancy			Average Daily Rate
Region	2022	vs. 2021	2022	vs. 2021		2022	vs. 2021
Greater China	$42.08	-43.9%	41.8%	-20.9%	pts.	$100.73	-15.7%
Asia Pacific excluding China	$79.01	151.5%	58.9%	29.1%	pts.	$134.08	27.5%
Caribbean & Latin America	$108.21	87.5%	59.6%	20.7%	pts.	$181.57	22.3%
Europe	$135.51	355.4%	67.5%	46.1%	pts.	$200.79	44.3%
Middle East & Africa	$99.71	64.1%	59.9%	15.4%	pts.	$166.49	21.9%

International - All[1]	$90.91	87.8%	57.2%	18.6%	pts.	$158.86	26.6%

Worldwide[2]	$119.37	70.6%	67.8%	16.7%	pts.	$175.99	28.6%

[1] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Six Months Ended June 30, 2022 and June 30, 2021
	REVPAR		Occupancy			Average Daily Rate
Brand	2022	vs. 2021	2022	vs. 2021		2022	vs. 2021
JW Marriott	$210.91	98.6%	64.2%	24.7%	pts.	$328.50	22.2%
The Ritz-Carlton	$342.13	77.5%	63.7%	22.8%	pts.	$537.17	14.0%
W Hotels	$233.95	101.5%	60.6%	25.0%	pts.	$386.22	18.2%
Composite US & Canada Luxury[1]	$285.51	92.9%	64.1%	25.2%	pts.	$445.56	17.0%
Marriott Hotels	$135.90	167.8%	61.9%	29.7%	pts.	$219.52	39.4%
Sheraton	$138.59	218.6%	62.1%	36.4%	pts.	$223.05	31.7%
Westin	$154.74	149.7%	63.4%	30.2%	pts.	$244.22	30.5%
Composite US & Canada Premium[2]	$137.42	173.9%	61.4%	31.2%	pts.	$223.72	34.9%
US & Canada Full-Service[3]	$169.23	137.7%	62.0%	29.9%	pts.	$272.98	23.1%
Courtyard	$95.11	83.6%	62.7%	13.1%	pts.	$151.78	45.1%
Residence Inn	$135.35	50.4%	75.4%	8.9%	pts.	$179.43	32.6%
Composite US & Canada Limited-Service[4]	$107.75	74.9%	66.9%	13.3%	pts.	$161.10	40.0%
US & Canada - All[5]	$154.77	124.5%	63.1%	26.0%	pts.	$245.11	32.1%

Comparable Systemwide US & Canada Properties
	Six Months Ended June 30, 2022 and June 30, 2021
	REVPAR		Occupancy			Average Daily Rate
Brand	2022	vs. 2021	2022	vs. 2021		2022	vs. 2021
JW Marriott	$211.32	101.5%	66.2%	25.0%	pts.	$319.19	25.4%
The Ritz-Carlton	$336.30	79.4%	63.4%	23.2%	pts.	$530.71	13.6%
W Hotels	$233.95	101.5%	60.6%	25.0%	pts.	$386.22	18.2%
Composite US & Canada Luxury[1]	$269.60	95.9%	64.7%	25.3%	pts.	$416.73	19.3%
Marriott Hotels	$116.53	122.5%	60.1%	24.2%	pts.	$193.86	32.9%
Sheraton	$101.94	134.8%	58.0%	24.2%	pts.	$175.62	36.9%
Westin	$140.20	136.7%	63.1%	27.7%	pts.	$222.34	32.6%
Composite US & Canada Premium[2]	$121.60	122.7%	60.4%	24.8%	pts.	$201.26	31.2%
US & Canada Full-Service[3]	$138.89	116.0%	60.9%	24.9%	pts.	$228.00	27.7%
Courtyard	$96.01	64.5%	65.2%	13.0%	pts.	$147.35	31.7%
Residence Inn	$114.57	37.4%	74.9%	6.9%	pts.	$152.99	24.7%
Fairfield by Marriott	$81.65	45.5%	66.6%	10.2%	pts.	$122.65	23.3%
Composite US & Canada Limited-Service[4]	$96.38	51.1%	68.4%	10.6%	pts.	$140.91	27.6%
US & Canada - All[5]	$114.31	78.6%	65.2%	16.7%	pts.	$175.20	33.0%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Six Months Ended June 30, 2022 and June 30, 2021
	REVPAR		Occupancy			Average Daily Rate
Region	2022	vs. 2021	2022	vs. 2021		2022	vs. 2021
Greater China	$48.79	-29.4%	42.6%	-13.8%	pts.	$114.47	-6.6%
Asia Pacific excluding China	$68.62	109.4%	51.8%	20.4%	pts.	$132.45	26.9%
Caribbean & Latin America	$128.74	109.3%	59.2%	23.7%	pts.	$217.38	25.6%
Europe	$123.50	370.5%	56.3%	38.4%	pts.	$219.54	49.1%
Middle East & Africa	$117.34	78.9%	63.2%	19.0%	pts.	$185.75	25.1%

International - All[1]	$84.82	68.1%	52.2%	13.0%	pts.	$162.48	26.2%

Worldwide[2]	$116.23	97.8%	57.1%	18.8%	pts.	$203.50	32.5%

Comparable Systemwide International Properties
	Six Months Ended June 30, 2022 and June 30, 2021
	REVPAR		Occupancy			Average Daily Rate
Region	2022	vs. 2021	2022	vs. 2021		2022	vs. 2021
Greater China	$46.57	-28.4%	41.7%	-13.3%	pts.	$111.73	-5.5%
Asia Pacific excluding China	$68.61	104.3%	52.1%	20.2%	pts.	$131.79	24.9%
Caribbean & Latin America	$104.65	119.2%	56.4%	22.7%	pts.	$185.63	30.8%
Europe	$99.99	368.1%	53.4%	37.0%	pts.	$187.41	43.8%
Middle East & Africa	$109.21	81.4%	62.3%	19.3%	pts.	$175.32	25.3%

International - All[1]	$80.95	87.1%	51.8%	16.6%	pts.	$156.40	27.2%

Worldwide[2]	$104.33	80.5%	61.2%	16.6%	pts.	$170.45	31.5%

[1] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS - 2022 vs 2019
In Constant $

Comparable Systemwide Properties[1]
	Three Months Ended June 30, 2022 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2022	vs. 2019	2022	vs. 2019		2022	vs. 2019
Greater China	$42.08	-52.2%	41.8%	-25.7%	pts.	$100.73	-22.9%
Asia Pacific excluding China	$79.01	-21.7%	58.9%	-11.0%	pts.	$134.08	-7.1%
Caribbean & Latin America	$108.21	12.9%	59.6%	-1.6%	pts.	$181.57	16.0%
Europe	$135.51	-4.3%	67.5%	-9.0%	pts.	$200.79	8.4%
Middle East & Africa	$99.71	15.6%	59.9%	-3.0%	pts.	$166.49	21.4%

International - All[2]	$90.91	-14.1%	57.2%	-11.8%	pts.	$158.86	3.6%

US & Canada - All	$131.53	1.3%	72.4%	-5.0%	pts.	$181.79	8.2%

Worldwide[3]	$119.37	-2.9%	67.8%	-7.1%	pts.	$175.99	7.2%

Comparable Systemwide Properties[1]
	Six Months Ended June 30, 2022 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2022	vs. 2019	2022	vs. 2019		2022	vs. 2019
Greater China	$46.57	-47.4%	41.7%	-23.7%	pts.	$111.73	-17.4%
Asia Pacific excluding China	$68.61	-35.8%	52.1%	-18.5%	pts.	$131.79	-13.0%
Caribbean & Latin America	$104.65	-1.4%	56.4%	-6.4%	pts.	$185.63	9.9%
Europe	$99.99	-18.4%	53.4%	-16.4%	pts.	$187.41	6.6%
Middle East & Africa	$109.21	13.6%	62.3%	-3.7%	pts.	$175.32	20.4%

International - All[2]	$80.95	-22.9%	51.8%	-15.9%	pts.	$156.40	0.7%

US & Canada - All	$114.31	-6.1%	65.2%	-8.0%	pts.	$175.20	5.4%

Worldwide[3]	$104.33	-10.8%	61.2%	-10.4%	pts.	$170.45	4.4%

[1] The comparisons between 2022 and 2019 reflect properties that are defined as comparable as of June 30, 2022, even if in 2019 they were not open and operating for the full year or did not meet all the criteria for comparable in 2019.

[2] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[3] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2022
	First Quarter	Second Quarter	Total
Net income, as reported	$377	$678	$1,055
Cost reimbursement revenue	(3,146)	(3,920)	(7,066)
Reimbursed expenses	3,179	3,827	7,006
Interest expense	93	95	188
Interest expense from unconsolidated joint ventures	1	2	3
Provision for income taxes	99	200	299
Depreciation and amortization	48	49	97
Contract investment amortization	24	19	43
Depreciation and amortization classified in reimbursed expenses	26	29	55
Depreciation, amortization, and impairments from unconsolidated joint ventures	13	3	16
Stock-based compensation	44	52	96
Restructuring, merger-related charges, and other	9	—	9
Gains on investees' property sales	(8)	(13)	(21)
Gain on asset dispositions	—	(2)	(2)
Adjusted EBITDA **	$759	$1,019	$1,778

Change from 2021 Adjusted EBITDA **	156%	83%	108%

	Fiscal Year 2021
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net (loss) income, as reported	$(11)	$422	$220	$468	$1,099
Cost reimbursement revenue	(1,780)	(2,338)	(2,950)	(3,374)	(10,442)
Reimbursed expenses	1,833	2,255	2,917	3,317	10,322
Loss on extinguishment of debt	—	—	164	—	164
Interest expense	107	109	107	97	420
Interest expense from unconsolidated joint ventures	2	1	2	2	7
(Benefit) provision for income taxes	(16)	(41)	58	80	81
Depreciation and amortization	52	50	64	54	220
Contract investment amortization	17	18	21	19	75
Depreciation and amortization classified in reimbursed expenses	28	27	28	28	111
Depreciation, amortization, and impairments from unconsolidated joint ventures	10	9	5	7	31
Stock-based compensation	53	43	43	43	182
Restructuring, merger-related charges, and other	1	3	4	—	8
Adjusted EBITDA **	$296	$558	$683	$741	$2,278

** Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
THIRD QUARTER 2022
($ in millions)

	Range
	Estimated Third Quarter 2022		Third Quarter 2021 **
Net income excluding certain items [1]	$517	$551
Interest expense	100	100
Interest expense from unconsolidated joint ventures	1	1
Provision for income taxes	161	172
Depreciation and amortization	45	45
Contract investment amortization	20	20
Depreciation and amortization classified in reimbursed expenses	29	29
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	5
Stock-based compensation	49	49
Adjusted EBITDA **	$927	$972	$683

Increase over 2021 Adjusted EBITDA **	36%	42%

** Denotes non-GAAP financial measures. See pages A-15 and A-16 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring, merger-related charges, and other expenses, which the company cannot accurately forecast and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any additional asset sales that may occur during the year.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2022
($ in millions)

	Range
	Estimated Full Year 2022		Full Year 2021**
Net income excluding certain items [1]	$2,076	$2,160
Interest expense	390	390
Interest expense from unconsolidated joint ventures	6	6
Provision for income taxes	619	645
Depreciation and amortization	195	195
Contract investment amortization	85	85
Depreciation and amortization classified in reimbursed expenses	113	113
Depreciation, amortization, and impairments from unconsolidated joint ventures	27	27
Stock-based compensation	194	194
Gains on investees’ property sales	(21)	(21)
Gain on asset dispositions	(2)	(2)
Adjusted EBITDA **	$3,682	$3,792	$2,278

Increase over 2021 Adjusted EBITDA **	62%	66%

** Denotes non-GAAP financial measures. See pages A-15 and A-16 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring, merger-related charges, and other expenses, which the company cannot accurately forecast and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any additional asset sales that may occur during the year.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss the manner in which the non-GAAP measures reported in this press release and schedules are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, restructuring, merger-related charges, and other expenses, and certain non-cash impairment charges. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share. Adjusted net income and Adjusted diluted earnings per share reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring, merger-related charges, and other expenses, certain non-cash impairment charges, gains and losses on asset dispositions made by us or by our joint venture investees (when applicable), the income tax effect of these adjustments, and income tax special items. The income tax special items primarily related to the income tax benefit arising from the favorable resolution of pre-acquisition Starwood tax audits in the 2021 second quarter. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income/loss excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization (including depreciation and amortization classified in “Reimbursed expenses,” as discussed below), certain non-cash impairment charges related to equity investments, benefit (provision) for income taxes, restructuring, merger-related charges, and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes loss on extinguishment of debt and gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, and Adjusted EBITDA, we exclude a one-time cost in the 2022 first quarter related to certain property-level adjustments related to compensation, charges incurred under our restructuring plans that we initiated beginning in the 2020 second quarter to achieve cost savings in response to the decline in lodging demand caused by COVID-19, and transition costs associated with the Starwood merger, which we record in the “Restructuring, merger-related charges, and other” caption of our Condensed Consolidated Statements of Income (our “Income Statements”), as well as the loss related to the debt extinguishment in the 2021 third quarter, which we recorded in the “Loss on extinguishment of debt” caption of our prior period Income Statements, to allow for period-over period comparisons of our ongoing operations before the impact of these items. We also exclude non-cash impairment charges (if above a specified threshold) related to our management and franchise contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings (losses)” captions of our Income Statements to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings (losses)” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets and software, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR relates to property level revenue and may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We do not consider interruptions related to COVID-19 when determining which properties to classify as comparable. The comparisons between 2022 and 2019 reflect properties that are defined as comparable as of June 30, 2022, even if in 2019 they were not open and operating for the full year or did not meet all the other criteria for comparable in 2019. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.